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                               VIRBAC CORPORATION
                                    FORM 10-Q
                               SEPTEMBER 30, 2003

Exhibit 2.2

Stock Purchase Agreement by and between Virbac Corporation and Delmarva Laboratories, Inc. dated as of August 15, 2003.

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                              [BLANK ROME LLP LOGO]

PHONE: (202) 944-3525
FAX:   (202) 944-3068
EMAIL: CHEPLO@BLANKROME.COM

                                                                 August 15, 2003

Joseph A. Rougraff
Chief Financial Officer
Virbac
3200 Meacham Blvd.
Ft. Worth, TX 76137

      Re: Acquisition of Delmarva Laboratories, Inc. by Virbac Corporation

Dear Joe:

      Please find enclosed Virbac's set of original documents for the above referenced transaction.

      Please call me or Marcus if you have any questions.

                                                      Sincerely,

                                                      /s/ Thomas Z. Cheplo
                                                      --------------------------
                                                      Thomas Z. Cheplo

TZC/cet
Enclosure

            Watergate 600 New Hampshire Ave., NW Washington, DC 20037
                                www.BlankRome.com

              Delaware - Florida - Maryland - New Jersey - New York
                     - Ohio - Pennsylvania - Washington, DC

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                                                              Virbac Corporation

                                 STOCK PURCHASE

                                       by

                               Virbac Corporation

                                       of

                           Delmarva Laboratories, Inc.

                                August 15, 2003

Stock Purchase Agreement...........................................................    1

Unanimous Consent of Stockholders and Directors of Delmarva Laboratories...........    2

Non-Competition Agreement..........................................................    3

Opinion of Counsel to Delmarva Laboratories and the Stockholders...................    4

Resignation of Officers and Directors of Delmarva Laboratories.....................    5

Escrow Agreement...................................................................    6

Stock Powers.......................................................................    7

Certificate of Good Standing of Delmarva Laboratories..............................    8

Certificate of the Secretary of Virbac Corporation.................................    9

Certificate of Good Standing of Virbac Corporation.................................   10

Consulting Agreement...............................................................   11

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of August 15, 2003 by and among VIRBAC CORPORATION, a corporation organized under the laws of Delaware and having its principal office at 3200 Meacham Boulevard, Fort Worth, Texas 76137 (the "Purchaser"), DELMARVA LABORATORIES, INC., a Virginia corporation having its principal office at 1500 Huguenot Road, Suite 106 Midlothian, Virginia 23113 (the "Company"), and the individuals listed on Exhibit A hereto (the "Shareholders").

                                    RECITALS

A. The Shareholders own all of the issued and outstanding capital stock of the Company.

B. The Shareholders wish to sell, and the Purchaser wishes to purchase, all of the issued and outstanding capital stock of the Company upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    DEFINITIONS

      Unless otherwise defined herein or the context otherwise requires, the following terms shall have the meanings herein specified for all purposes of this Agreement. All accounting terms used in this Agreement not defined in this
Article 1 shall, except as otherwise provided for herein, be construed in accordance with generally accepted accounting principles, consistently applied.

      "Action" shall mean any actual or threatened claim, action, suit, arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

      "Affiliate" of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

      "Balance Sheet" and "Balance Sheet Date" shall have the meaning assigned to such terms in Section 4.4(a).

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      "Base Purchase Price" shall have the meaning assigned to it in Section
2.2(a).

      "Amoxicillin Products" shall mean Biomox(R) tablets (FDA registration NADA 065-492) and Biomox(R) oral suspension (NADA 065-495).

      "Clindamycin Products" shall mean Clintabs(TM) (FDA Registration NADA 200-316) and Clinsol(TM) (FDA Registration NADA 200-291).

      "Closing" and "Closing Date" shall have the respective meanings assigned to such terms in Section 2.3.

      "Common Stock" shall mean the Company's authorized class of common stock, $1.00 par value per share.

      "Dental Equipment Line" shall mean the veterinary dental equipment business of the Company as more fully described in Appendix 1 hereto.

      "Environmental Laws" shall mean all Legal Requirements pertaining to the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling storage, treatment, removal transport, transloading, cleanup decontamination, discharge and disposal of Hazardous Substances, including those statutes, laws, rules and regulations set forth below in the definitions of "Hazardous Material."

      "Euthanasia Products" shall mean Euthasol(R) (FDA registration NADA 200-071) and Pentasol(R) Powder.

      "FDA" shall mean the United States Food and Drug Administration.

      "Gross Profit" shall mean gross sales minus all rebates, discounts, refunds, and returns, minus the cost of goods sold.

      "Governmental Entity" shall mean any local, state, federal or foreign (i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

      "Hazardous Material" shall mean any flammable, ignitable, corrosive, reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or

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promulgated in the future and shall include those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et. seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901 et. seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801 et. seq., and in the regulations promulgated pursuant thereto.

      "IRS" shall mean the United States Internal Revenue Service.

      "Indebtedness" shall mean, when used with reference to any Person: (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture, mortgage or similar instrument given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), or (C) for the payment of money as lessee under leases that should be, in accordance with generally accepted accounting principles, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal and interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obligations; (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; and (v) any trade payables created in the Ordinary Course.

      "Leased Real Property" shall mean all real property, including Structures, leased by the Company.

      "Legal Requirements" shall mean any statute, law, ordinance, rule, regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

      "Lien" shall mean all liens (including judgment and mechanics liens, regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

      "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of the Company.

      "Non-Competition Agreement" shall have the meaning assigned to such term in Section 8.1(f).

                                       3
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      "Ordinary Course" shall mean, when used with reference to the Company, the ordinary course of the Company's business, consistent with past practices.

      "Owned Real Property" shall mean all real property, including Structures, owned by the Company.

      "Permit" shall have the meaning assigned to such term in Section 4.15.

      "Person" shall mean all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures, Governmental Entities and any other entities.

      "Real Property" shall mean the Owned Real Property and the Leased Real Property, collectively.

      "Share Percentage" with respect to any Shareholder shall mean the percentage that the number of Shares held by such Shareholder represents of the total number of Shares, as set forth on Exhibit A.

      "Shares" shall mean the shares of Common Stock of the Company owned by the Shareholders.

      "Structure" shall mean any facility, building, plant, factory, office, warehouse structure or other improvement owned or leased by the Company.

      "Subsidiary" of a Person shall mean any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entity, or both.

      "Tax" shall mean any Federal, state, local or foreign income, gross receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, any interest, fine, penalty or addition thereto, whether disputed or not.

      "Tax Return" shall mean any return, declaration, report, claim for refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.

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2.    PURCHASE AND SALE OF SHARES

      2.1 Sale and Delivery. Each Shareholder agrees to sell and deliver to Purchaser at Closing, and Purchaser agrees to purchase and accept from each Shareholder, free and clear of all Liens, on the terms and conditions set forth in this Agreement, and for the Purchase Price described in Section 2.2, good and marketable title to the number of Shares set forth opposite the name of such Shareholder on Exhibit A.

      2.2 Purchase Price. The Purchase Price for 100 percent of the Shares, which shall be allocated among the Shareholders as set forth on Exhibit A, and the Non-Competition Agreements, shall consist of the Base Purchase Price and the Additional Purchase Price, payable as follows:

      (a) Base Purchase Price. The Base Purchase Price shall be $2,500,000 payable by Purchaser in cash at Closing. If the Shareholders elect to provide the security required under Section 10.2(a) below by establishing an escrow account, then $500,000 of the Base Purchase Price shall be payable into an escrow account jointly established by the Shareholders and Purchaser prior to Closing.

      (b) Additional Purchase Price. The Additional Purchase Price shall consist of the following conditional payments by Purchaser:

            (i) $500,000 payable upon receipt of all FDA approvals that are required for the manufacture (for purposes of commercialization) of the Amoxicillin Products at a manufacturing site designated by Purchaser;

            (ii) $500,000 payable 45 days after Purchaser's cumulative revenue from sales of the Amoxicillin Products reaches $1,000,000;

            (iii) $500,000 payable 45 days after the first time Purchaser's Gross Profit on sales of the Amoxicillin Products during any period of 12 consecutive months during the first three years following Purchaser's commercialization of the Amoxicillin Products reaches $1,500,000; provided, however, that if such Gross Profit has not reached $1,500,000 during 12 consecutive months during such three-year period, Purchaser shall pay a pro rota portion of such $500,000 to the extent that the highest Gross Profit during any period of 12 consecutive months in such three-year period exceeds $1,000,000. Appendix 2 sets forth a sample calculation of the payment due under this Section 2.2(b) (iii) if Gross Profit in a 12-month period exceeds $1,000,000, but does not reach $1,500,000.

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            (iv) $250,000 payable 45 days after the first time Purchaser's Gross
      Profit on sales of Clindamycin Products during any period of 12 consecutive months during the first two years following Purchaser's commercialization of the Clindamycin Products reaches $700,000; provided, however, that if such Gross Profit has not reached $700,000 during 12 consecutive months during such two-year period, Purchaser shall pay a pro rata portion of such $250,000 to the extent that the highest Gross Profit during any period of 12 consecutive months in such two-year period exceeds $600,000.

            (v) $250,000 payable 45 days after the first time Purchaser's Gross Profit on sales of Clindamycin Products during any period of 12 consecutive months during the first four years following Purchaser's commercialization of the Clindamycin Products reaches $1,000,000; provided, however, that if such Gross Profit has not reached $1,000,000 during 12 consecutive months during such four-year period, Purchaser shall pay a pro rata portion of such $250,000 to the extent that the highest Gross Profit during any period of 12 consecutive months in such four-year period exceeds $900,000.

            (vi) $250,000 payable 45 days after the first time Purchaser's Gross Profit on sales of Euthanasia Products during any period of 12 consecutive months during the first two years following Purchaser's commercialization of the Euthanasia Products reaches $900,000; provided, however, that if such Gross Profit has not reached $900,000 during 12 consecutive months during such two-year period, Purchaser shall pay a pro rata portion of such $250,000 to the extent that the highest Gross Profit during any period of 12 consecutive months in such two-year period exceeds $800,000.

            (vii) $250,000 payable 45 days after the first time Purchaser's Gross Profit on sales of Euthanasia Products during any period of 12 consecutive months during the first four years following Purchaser's commercialization of the Euthanasia Products reaches $1,200,000; provided, however, that if such Gross Profit has not reached $1,200,000 during 12 consecutive months during such four-year period, Purchaser shall pay a pro rata portion of such $250,000 to the extent that the highest Gross Profit during any period of 12 consecutive months in such four-year period exceeds $1,000,000.

      Purchaser shall provide the Shareholders with regular reports regarding the development and sale of the products described in this Section 2.2(b). In addition, the Shareholders (or their representatives) shall have the right to
(i) monitor the development and sale of such products until such time as the latest of the time periods described in this Section 2.2(b) has expired, and
(ii) audit Purchaser's books and records related to such products and the Additional Purchase Price, which right may be exercised upon reasonable notice to Purchaser. In the event any such audit determines that Purchaser has incorrectly calculated the Additional Purchase Price, Purchaser shall immediately pay the difference to the Shareholders. Furthermore, in the event

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the amount of the difference is 5% or more, Purchaser shall also reimburse the
Shareholders for the cost of the audit.

      2.3 Closing. The purchase and sale of the Shares and the consummation of the other transactions contemplated by this Agreement, (the "Closing") shall occur on August 15, 2003, or at such other time or on such other date as shall be agreed upon among the Shareholders and Purchaser, such hour and date being herein generally referred to as the "Closing Date." At the Closing, and subject to the conditions precedent in Article 8 of this Agreement, each Shareholder shall deliver to Purchaser a certificate or certificates representing the Shares owned by such Shareholder, duly endorsed for transfer, and Purchaser shall pay to each Shareholder such Shareholder's allocable portion of the Base Purchase Price, such payment subject, however, to the provisions of Sections 2.2(a) and 10.2(a) of this Agreement.

3.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS CONCERNING THE SHAREHOLDERS

      Each of the Shareholders hereby jointly and severally represents and warrants to Purchaser that:

      3.1 Ownership of Shares. Such Shareholder owns of record and beneficially the number of Shares set forth opposite the name of such Shareholder on Exhibit A hereto, and has, and at all times prior to and as of the Closing such Shareholder will have, good and marketable title to such Shares free and clear of all Liens.

      3.2 Delivery of Good Title. Upon delivery of the Shares to be sold by such Shareholder hereunder and delivery of the Stock therefor pursuant to this Agreement, Purchaser will have good and marketable title to such Shares free and clear of all Liens.

      3.3 Execution and Delivery. All consents, approvals, authorizations and orders necessary for the execution, delivery and performance by such Shareholder of this Agreement have been duly and lawfully obtained, and such Shareholder has, and at the Closing will have, full right, power, authority and capacity to execute, deliver and perform this Agreement. This Agreement has been duly executed and delivered by such Shareholder and constitutes a legal, valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms.

      3.4 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which such Shareholder is a party or by

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which such Shareholder or such Shareholder's Shares are bound, or violate any
Legal Requirement applicable to or binding upon such Shareholder.

      3.5 No Brokers. No broker, finder or similar agent has been employed by or on behalf of such Shareholder in connection with this Agreement or the transactions contemplated hereby, and such Shareholder has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

4.    REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS CONCERNING THE COMPANY.

      The Shareholders hereby jointly and severally represent and warrant to Purchaser that:

      4.1 Organization and Good Standing.

            (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the Commonwealth of Virginia with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted.

            (b) The Company does not own or control, or have any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other entity.

      4.2 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument of which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it,
(c) result in the creation or imposition of any Lien upon any property or asset of the Company or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company.

      4.3 Capitalization. The authorized capital stock of the Company consists of 5,000 shares of Common Stock having a par value of $1.00 per share, of which the number of Shares listed on Exhibit A are, and as of the Closing will be, issued and outstanding. All of the Shares

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have been duly authorized and validly issued and are fully paid and non-assessable. There are no options, warrants, right, calls or commitments of any character relating to the shares of Common Stock or any other capital stock or securities of the Company, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or any other capital stock or securities of the Company and no commitments to issue such securities or instruments and no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or any other capital stock or securities of the Company,

      4.4 Financial Statements.

            (a) Schedule 4.4 hereto contains the compiled balance sheet (the "Balance Sheet") of the Company at June 30, 2003 (the "Balance Sheet Date"), and the related compiled statement of income for the six months then ended, the compiled balance sheet of the Company at December 31, 2002 and the related compiled statements of income, for the fiscal year then ended (collectively, the "Financial Statements").

            (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations of the Company for the periods specified therein, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods covered thereby and prior periods, have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Company's Financial Statements are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact.

      4.5 Title to Property; Encumbrances.

            (a) The Company has no Owned Real Property, and has, and immediately prior to the Closing will have, good, valid and marketable title to all personal property reflected on the Balance Sheet as owned by the Company and all personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens, and except for sales and other dispositions of inventory in the Ordinary Course since the Balance Sheet Date which, in the aggregate, have not been materially different from prior periods.

            (b) The Company at Closing will own no personal property, except for inventory as described in Section 4.7 below.

      4.6 Accounts Receivable. All accounts receivable of the Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims, and the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are subject to no valid defense, offset or counterclaim and are fully collectible, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet.

      4.7 Inventories. All inventory, work-in-process and finished goods set forth or reflected in the Balance Sheet or acquired by the Company since the Balance Sheet Date, consist of a quality and quantity usable and salable in the Ordinary Course, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Balance Sheet. The value at which inventories are carried on the Balance Sheet reflect the normal inventory valuation policy of the Company, as applicable, in accordance with generally accepted accounting principles and on a basis consistent with that of preceding periods, of stating inventory at the lower of cost or market value. To the best of the Shareholders' knowledge, the Company will not experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, inventory of the Euthanasia Products necessary to conduct its business in the manner proposed to be conducted, including, inventory that historically has been imported.

      4.8 Trademarks, Patents, Etc.

            (a) Schedule 4.8(a) contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company with respect to the foregoing, both domestic and foreign, claimed by either Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not, (collectively herein, "Registered Rights").

            (b) The Company owns and has the unrestricted right to use the Registered Rights and owns or has the unrestricted right to use every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and or other information (collectively herein, "Proprietary Information") required for or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information. The Company has not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

            (c) Except for the settlement agreement between the Company and Vortech Pharmaceuticals, Ltd., dated April 15, 2002, the obligations of which have been satisfied by the Company (the "Vortech Matter"), there is no claim or demand of any Person pertaining to, or any Action that is pending or, to the best of the Shareholders' knowledge, threatened, which challenges the rights of the Company in respect of any Registered Right or any Proprietary Information.

      4.9 Insurance. Schedule 4.9 contains a true and complete list of all insurance policies and bonds and self-insurance arrangements currently in force that cover or purport to cover risks or losses to or associated with the Company's business, operations, premises, properties, assets, employees, agents and directors. The insurance policies, bonds and arrangements described on
Schedule 4.9 (the "Policies") provide such coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospective rating or adjustment of the Company's premium obligation.

      4.10 Liabilities. At the Closing, the Company shall be free of liabilities or shall have cash on hand, collectable accounts receivable, other receivables approved by the Purchaser and salable inventory at cost in an amount at least equal to its liabilities. Any shortfall in the value of such assets shall be subject to final adjustment 60 days following the Closing. The limitations under
Section 10.6(a) on the Shareholders' obligation to indemnify the Purchaser shall not apply to any indemnification obligation that may arise as a result of any inaccuracy or breach of the representation and warranty made by the Shareholders under this Section 4.10.

      4.11 Judgments; Litigation.

            (a) There is no (i) outstanding judgment, order, decree, award stipulation or injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or affecting the Company or its properties, assets or business.

            (b) Except for the Vortech Matter, there is (i) no outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (ii) to the best of the Shareholders' knowledge, no Action threatened against or affecting the Company or its properties, assets or business, (iii) to the best of the Shareholders' knowledge, no Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (iv) to the best of the Shareholders' knowledge, no basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

      4.12 Income and Other Taxes.

            (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all material respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Purchaser has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three (3) taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its Federal Income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes.

            (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for sales Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

            (c) The Company has made adequate provision on its book of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

            (d) The Company has never (i) had a tax deficiency proposed, asserted or assessed against it (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

            (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and, to the best of the Shareholders' knowledge, no Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

      4.13 Questionable Payments. Neither the Company nor, to best of the Shareholders' knowledge, any of its directors, officers, agents, employees or other Person associated with or acting on behalf of the Company has (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to government officials or employees, or foreign government officials or employees, from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets, (d) made any false or fictitious entries on the books of account of the Company, (e) made or received any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, or (f) made any other payment, favor or gift not fully deductible for federal income tax purposes.

      4.14 No Undisclosed Liabilities. Except to the extent set forth or provided for in the Balance Sheet or the notes thereto, or for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof, to the best of the Shareholders' knowledge, the Company has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

      4.15 Permits, Licenses, Etc. Except as described on Schedule 4.15, the Company possesses, and is operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to (i) manufacture, assemble, package, distribute or sell any and all of the Company's products, (ii) occupy, maintain, operate and use the Leased Real Property as it is currently used and proposed to be used, and (iii) conduct its business as currently conducted (collectively, the "Permits"). Schedule 4.15 contains a true and complete list of all Permits, including all FDA product registrations. Each Permit has been lawfully and validly issued, and no proceeding is pending or, to the best of the Shareholders' knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit and no Permit requires the consent of its issuing authority to, or as a result of, the consummation of the transaction contemplated hereby.

      4.16 Regulatory Filings. Except as described on Schedule 4.15, the Company has made all required registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, all such applicable Governmental Entities having jurisdiction over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the best of the Shareholders' knowledge, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

      4.17 Consents. All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby, that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company.

      4.18 Material Contracts; No Defaults.

            (a) Schedule 4.18(a) contains a true and complete list and description of the outstanding material sales orders and sales contracts of the Company. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. The Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and the Company has no sales order or sales contract that will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

            (b) Schedule 4.18(b) contains a true and complete list and description of all outstanding material purchase orders and purchase commitments of the Company. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no purchase order or purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price. To the best of the Shareholders' knowledge, the principal raw materials used and inventory sold by the Company will continue to be available from their current sources at competitive prices and upon competitive terms.

            (c) Schedule 4.18(c) contains a true and complete list of all sales agency, sales representative, distributor, wholesaler, dealer and similar contracts or agreements of the Company, and true and complete copies of the same have been delivered to Purchaser heretofore. All of such contracts and agreements are terminable at any time by the Company without penalty (including, any obligation to repurchase inventories on hand) upon not more than thirty days' notice.

            (d) There exist no non-competition agreements and covenants under which the Company is obligated. The Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities). True and complete copies of all noncompetition agreements or covenants in favor of the Company have been delivered to Purchaser.

            (e) There exist no contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company.

            (f) There exist no material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound, except as otherwise disclosed in this Agreement or the Schedules hereto. For the purposes of this section 4.18, "material" means any contract, agreement, understanding, arrangement or commitment that (i) involves performance by any party more than ninety days from the date hereof, (ii) contemplates payments or receipts by the Company in excess of five percent of the Company's annual expenses or revenues, respectively,
(iii) involves any capital expenditures, or (iv) otherwise materially affects the Company.

            (g) each agreement, contract, arrangement or commitment described above in this Section 4.18 is, and after the Closing will be, legal, valid, binding, enforceable and in full force and effect;

            (h) no event or condition has occurred or become known to the Company or any Shareholder or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 4.18, or described or otherwise disclosed pursuant to this Agreement; and

            (i) no person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

      4.19 Absence of Certain Changes. Since the Balance Sheet Date, the Company has not: (i) incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) canceled or compromised any debt owed to or by the Company or any claim of or against the Company, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) made or agreed to make any charitable contributions or incurred any non-business expenses; (xii) changed or suffered change in any benefit plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xiii) entered into any agreement or otherwise obligated itself to do any of the foregoing.

      4.20 No Employees.

            (a) As of the Closing, the Company will have no employees, and there will not be in effect any contracts, agreements, plans, arrangements, commitments or understandings (formal or informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property, or related matters of the Company with any current or former officer, director, employee or consultant.

            (b) There are in effect no labor, collective bargaining, union or similar agreements under or by which the Company is obligated.

            (c) Except for a consulting agreement to be entered into by the Purchaser and Charles Tracy, neither Purchaser nor the Company will have any responsibility for continuing any person in the employ of the Company from and after the Closing, nor will Purchaser or the Company have any liability for any severance payments to or similar arrangements with any such Person, all of whom shall cease to be employees of the Company at or prior to the Closing.

            (d) The Company has complied with all Legal Requirements relating to employment and labor, and, to the best of the Shareholders' knowledge, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

      4.21 Affiliation. None of the Shareholders, officers, directors or key employees of the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

      4.22 Principal Customers and Suppliers.

            (a) No customer accounting for five percent or more of the Company's revenue during the twelve months ended on the Balance Sheet Date has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

            (b) Except for the Termination of the Exclusive Distribution Agreement between the Company and TEVA Pharmaceuticals USA, Inc. dated May 20, 2003, no supplier accounting for five percent or more of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

      4.23 Compliance with Law. Through and including the date hereof, the Company (i) has not violated or conducted its business or operations in material violation of, and has not used or occupied its properties or assets in material violation of, any Legal Requirement, (ii) to the best of the Shareholders' knowledge, has not been alleged to be in violation of any Legal Requirement, and
(iii) has not received any notice of any alleged violation of, or any citation for noncompliance with, any Legal Requirement.

      4.24 Product Liability and Product Warranty. Schedule 4.24 hereto contains a true and complete description of (i) all warranties granted or made with respect to products sold, or services rendered, by the Company and (ii) the Company's product liability and product warranty experience for the last three years. The Company has not suffered any product liability or product warranty claims that have had or may have a Material Adverse Effect.

      4.25 Corporate Records. True and correct copies or originals of the Articles of Incorporation, Bylaws, minute books and stock records of the Company have been delivered to, or made available for inspection by, Purchaser.

      4.26 Hazardous Materials.

            (a) No Hazardous Material (i) has been released, placed, stored, generated, used, manufactured, treated, deposited, spilled, discharged, released or disposed or on or under any real property currently or previously owned or leased by the Company or is presently located on or under any Real Property (or, to the best of the Shareholders' knowledge, any property adjoining any Real Property), (ii) is presently maintained, used, generated, or permitted to remain in place by the Company in violation of any Environmental Law, (iii) is required by any Environmental Law to be eliminated, removed, treated or mitigated by the company, given the nature of its present condition, location, nature, material or maintenance, or (iv) is of a type, location, material, nature or condition which requires special notification to third parties by the Company under Environmental Law or common law.

            (b) No notice, citation, summons or order has been received by the Company or any Shareholder, no notice has been given by the Company and no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best of the Shareholders' knowledge, threatened by any Governmental Entity, with respect to (i) any alleged violation by the Company of any Environmental Law, (ii) any alleged failure by the Company to have any environmental permit, certificate, license, approval, registration or authorization required in connection with its business or properties, or (iii) any use, possession, generation, treatment, storage, recycling, transportation, release or disposal by or on behalf of the Company of any Hazardous Material.

            (c) The Company has not received any request for information, notice of claim, demand or notification that it is or that indicates that it may be a "potentially responsible party" with respect to any investigation or remediation of any threatened or actual release of any Hazardous Material.

            (d) To the best of the Shareholders' knowledge, no above-ground or underground storage tanks, whether or not in use, are or have ever been located at any property currently owned or leased by the Company.

            (e) No notice has been received by the Company with respect to the listing or proposed listing of any property currently or previously owned, operated or leased by the Company on the National Priorities List promulgated pursuant to CERCLA, CERCLIS or any similar state list of sites requiring investigation or cleanup.

            (f) There have been no environmental inspections, investigations, studies, tests, review or other analyses conducted in relation to any Real Property.

            (g) The Company has not released, transported, or arranged for the transportation of any Hazardous Material from any property currently or previously owned, operated or leased by the Company.

      4.27 Disclosure.

            (a) No representation or warranty of any Shareholder in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that the Shareholders have not disclosed to Purchaser in writing that has had or, insofar as any Shareholder can now foresee, may have a Material Adverse Effect on the ability of any Shareholder to perform fully this Agreement.

            (b) To the extent that any representation or warranty in this
Article 4 is qualified to the Shareholders' "knowledge," the Shareholders represent and warrant that they have made a reasonable investigation sufficient to express an informed view concerning the matters to which such representation or warranty relates, and that their knowledge about such matters is commensurate with that which they may reasonably be expected to have, given their positions as officers and directors of the Company and their active participation in the daily operations of the Company.

5.    REPRESENTATIONS AND WARRANTIES OF PURCHASER

      Purchaser hereby represents and warrants to each of the Shareholders that:

      5.1 Organization and Good Standing. Purchaser has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to (i) enter into this Agreement and to consummate the transactions contemplated hereby, and (ii) own and lease its properties and to conduct its business as currently conducted. Purchaser has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which Purchaser owns or leases property, or conducts any business, so as to require such qualifications.

      5.2 Execution and Delivery. This Agreement has been duly authorized by all necessary corporate action on the part of Purchaser, has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

      5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not
(a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument of which Purchaser is a party or by which Purchaser is bound or affected or to which any of the property or assets of Purchaser is bound or affected, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of Purchaser or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of Purchaser or (d) otherwise adversely affect the contractual or other legal rights or privileges of Purchaser.

      5.4 Consents. All consents, authorizations and approvals of any Person to or as a result of the consummation of the transactions contemplated hereby, that are necessary or advisable in connection with the operations and business of Purchaser as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by Purchaser.

      5.5 Financial Ability to Perform. Purchaser has available to it funds sufficient to enable Purchaser to deliver the Base Purchase Price and the Additional Purchase Price as and when contemplated by this Agreement and to perform its obligations hereunder.

      5.6 Absence of Changes. Since March 31, 2003, the business of Purchaser has been operated in the ordinary course consistent with past practice and there has not been (a) any material adverse change in the operations, properties or condition (financial or otherwise) of Purchaser or (b) any other change in the nature of, or the manner of conducting, Purchaser's business, other than changes which neither have had, nor reasonably may be expected to have, a Material Adverse Effect on Purchaser.

      5.7 Disclosure. No representation or warranty of Purchaser in this Agreement and no information contained in any Schedule or other writing delivered pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading. There is no fact that Purchaser has not disclosed to the Shareholders in writing that has had or, insofar Purchaser can now foresee, may have a Material Adverse Effect on the ability of Purchaser to perform fully this Agreement.

6.    CONDUCT OF BUSINESS PENDING CLOSING

      During the period commencing on the date hereof and continuing through the Closing Date, the Shareholders jointly and severally covenant and agree (except as expressly contemplated by this Agreement or to the extent that Purchaser shall otherwise expressly consent in writing) that:

      6.1 Qualification. The Company shall maintain all qualifications to transact business and remain in good standing in its jurisdiction of incorporation and in the foreign jurisdictions in which such qualification is required.

      6.2 Ordinary Course. The Company shall conduct its business in, and only in, the Ordinary Course and, to the extent consistent with such business, shall preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall maintain its properties and assets in good condition and repair. Notwithstanding the foregoing, the Company shall have the right prior to the Closing Date to sell, assign or transfer, upon commercially reasonable terms, to any third party or parties (i) all of its right, title and interest in the Dental Equipment Line, including the right to use the name "Delmarva" in connection therewith, provided, however, that the Company shall require of the acquiring party that it covenant not to use the words "laboratory" or "veterinary" or any similar words or any abbreviations thereof in conjunction with the name "Delmarva"; and (ii) all office furniture and equipment owned by the Company.

      6.3 Corporate Changes. The Company shall not (a) amend its Articles of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolidating with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire, any business or any corporation, partnership, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

      6.4 Indebtedness. Except in the Ordinary course, the Company shall not incur any Indebtedness. Additionally, the Company not sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The Company shall not restructure or refinance its existing Indebtedness. The Company shall not pay any principal payments on any Indebtedness to Affiliates or Shareholders between the date of signing of this Agreement and the Closing Date.

      6.5 Accounting. The Company shall not make any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates heretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with generally accepted accounting principles applied on a basis consistent with that of prior periods.

      6.6 Compliance with Legal Requirements. The Company shall comply promptly with all requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Purchaser in connection with any such requirements imposed upon Purchaser, or upon any of its affiliates, in connection therewith or herewith.

      6.7 Disposition of Assets. Except for sales of goods or services in the Ordinary Course, and except for the Company's rights to sell, transfer, or assign (i) the Dental Equipment Line and (ii) its office furniture, the Company shall not sell, transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon, any of its properties or assets, tangible or intangible, or any interest therein, and the Company may not enter into or terminate any lease, agreement, contract or other commitments in connection with the business of the Company, except as may be in the Ordinary Course.

      6.8 Modification or Breach of Agreement; New Agreements. The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under, or otherwise give any person a basis for non-performance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement, instrument, arrangement or understanding, written or oral, disclosed in this Agreement or the Schedules hereto. Except as expressly permitted under this Agreement, the Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall meet all of its contractual obligations in accordance with their respective terms. The Company shall not make any commitment relating to the business of the Company, except in the Ordinary Course.

      6.9 Capital Expenditures. The Company shall not purchase or enter into any contract to purchase any capital assets.

      6.10 Consents. The Company shall use its best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by any party hereto in connection with the transactions contemplated hereby or the taking of any action in connection with the consummation thereof.

      6.11 Maintain Insurance. Until the Closing, the Company shall maintain its Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or canceled.

      6.12 Discharge. The Company shall not cancel, compromise, release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

      6.13 Actions. The Company shall not institute, settle or agree to settle any Action before any Governmental Entity.

      6.14 Permits. The Company shall maintain in full force and effect, and comply with, all Permits.

      6.15 Tax Assessments and Audits. The Company shall furnish promptly to Purchaser a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Shareholders shall cause the Company to promptly inform Purchaser, and permit the participation in and control by Purchaser, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Purchaser.

      6.16 Obligation of Notice to Purchaser. The Company and Shareholders shall provide advance written notice to Purchaser, prior to taking any of the following actions: (i) entering into any new contracts, agreements, commitments, or bids; (ii) the hiring and firing of employees; (iii) commencing or settling litigation and/or arbitration matters, and (iv) such other general matters relevant to the operations and financial condition of the Company. The Purchaser will be provided with a reasonable opportunity, not to exceed 48 hours, to provide input, advice and recommendations to the company on any of the aforesaid actions, which the Shareholders, in their sole discretion, may accept, reject or modify. If the Shareholders do not accept the advice of the Purchaser, the Purchaser shall be permitted to terminate the Agreement without any further liability

7.    ADDITIONAL COVENANTS

      7.1 Covenants of the Company and the Shareholders. During the period from the date hereof through the Closing Date, the Company agrees, and each Shareholder agrees to cause the Company, to:

            (a) comply promptly with all requirements that applicable Legal Requirements may impose upon the Company with respect to the transactions contemplated by the Agreement, and shall cooperate promptly with, and furnish information to, Purchase in connection with any requirements imposed upon Purchaser or upon any of its affiliates in connection therewith or herewith;

            (b) use the Company's reasonable best efforts to obtain (and to cooperate with Purchaser in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by such Shareholder in connection with the transactions contemplated by this Agreement;

            (c) use the Company's reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.1 of this Agreement;

            (d) promptly advise Purchaser orally and, within three (3) business days thereafter, in writing of any change in such Company's business or condition that has had or may have a Material Adverse Effect; and

            (e) deliver to Purchaser prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that the disclosure of such untrue statement or omission shall not prevent Purchaser from terminating this Agreement pursuant to Section 9.1(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

      7.2 Covenants of Purchaser. During the period from the date hereof to the Closing Date, Purchaser shall:

            (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Shareholders in connection with any such requirements imposed upon the Shareholders or the Company or upon any of the Company's affiliates in connection therewith or herewith;

            (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Purchaser in connection with the transactions contemplated by this Agreement; and

            (c) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Section 8.2 of this Agreement.

      7.3 Access and Information

            (a) During the period commencing on the date hereof and continuing through the Closing Date, the Shareholders shall continue to cause the Company to afford to Purchaser and to Purchaser's accountants, counsel, bankers, investment bankers and other representatives, reasonable access to all of its properties, books, contracts, commitments, records and personnel and, during such period, to continue to cause the Company to furnish promptly to Purchaser all information concerning its business, properties and personnel as Purchaser may reasonably request.

            (b) Except to the extent permitted by the provisions of Section 7.6 hereof, Purchaser shall hold in confidence and shall not use (except for purposes consistent with the transaction contemplated by this Agreement), and shall use reasonable efforts to ensure that its employees and representatives hold in confidence and do not use (except for purposes consistent with the transaction contemplated by this Agreement), all such information supplied to it by the Shareholders or the Company concerning the Company and shall not disclose such information to any third party except as may be required by any Legal Requirement and except for information that (i) is or becomes generally available to the public other than as a result of disclosure by Purchaser or its representatives, (ii) becomes available to Purchaser or its representatives from a third party other than the Shareholders or the Company, and Purchaser or its representatives have no reason to believe that such third party is not entitled to disclose such information, (iii) is known to Purchaser or its representatives on a non-confidential basis prior to is disclosure by any Shareholder or the Company or (iv) is made available by any Shareholder or the Company to any other Person on a non-restricted basis. Purchaser's obligations under the foregoing sentence shall expire on the Closing Date.

      7.4 Expenses. All costs and expenses (including, all legal fees and expenses and fees and expenses of any brokers, finders or similar agents) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring the same. Notwithstanding anything to the contrary, the expenses of the Company relative to this transaction shall be paid by the Company, provided the Company is not in breach of Section 4.10 hereof on the Closing Date.

      7.5 Certain Notifications. At all times from the date hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may result in the failure to satisfy any of the conditions specified in Article 8 hereof.

      7.6 Publicity; Employee Communications. At all times prior to the Closing Date, each party shall obtain the consent of all other parties hereto prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided, however, that no party shall be prohibited from supplying any information to any of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of the terms of this Section 7.6. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

      7.7 Further Assurances.

            (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

            (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the Shareholders and the property officers or directors of Purchaser, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

      7.8 Competing Offers; Merger or Liquidation. The Shareholders agree that they will not, and will cause the Company not to, directly or indirectly, through any officer, director, agent, or otherwise, solicit, initiate or encourage the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets, except as permitted by
Section 6.2 hereof, or capital stock or a merger or similar transaction, and the Shareholders will not, and will not permit the Company to, engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Shareholders shall not, and shall not permit the Company to, directly or indirectly, through any officer, director, agent or otherwise, engage in discussions of any type concerning any such transaction with, or provide information to, any Person other than Purchaser and its representatives with a view to engaging, or preparing to engage, that Person with respect to any matters in this Section. The Shareholders shall ensure that the Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so. In the event Shareholders breach this provision, they agree that Purchaser, among other remedies that may be available to it, shall be entitled to an injunctive relief.

      7.9 Inconsistent Action. The Shareholders shall not take or suffer to be taken, and shall not permit the Company to take or cause or suffer to be taken, any action that would cause any of the representations or warranties of any of the Shareholders in this Agreement to be untrue, incorrect, incomplete or misleading.

      7.10 Post-Closing Covenants.

      (a) Each Shareholder acknowledges and agrees that after the Closing (i) neither Purchaser nor the Company shall be required to employ or retain any employee of the Company or any other Person, and (ii) Purchaser, in its sole and absolute discretion, may retain all, some, or none of the former employees of the Company;

      (b) Purchaser shall use reasonable commercial efforts at all times to market and commercialize the Amoxicillin Products, the Clindamycin Products and the Euthanasia Products. In the event there is at any time a decline in sales or Gross Profit in any period of three consecutive months such that the milestones for payments set forth in Section 2.2(b) are not met, but would have been met if sales and Gross Profits had continued at the same average pace as during the preceding nine consecutive months, then the Shareholders shall have the right to review the Purchaser's marketing and commercialization activities with respect to the affected product. In conjunction with such review, the parties shall engage in good faith negotiations to determine whether the Shareholders should receive the consideration that they would have received if sales or Gross Profits had not so declined.

8.    CONDITIONS PRECEDENT TO CLOSING

      8.1 Conditions of Purchaser. Notwithstanding any other provision of this Agreement, the obligations of Purchaser to consummate the transaction contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

            (a) there shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the acquisition of the Shares by Purchaser or otherwise seeking to restrain or prohibit the consummation of the transaction contemplated hereby or (ii) seeking to prohibit the direct or indirect ownership or operation by Purchaser of all or a material portion of the business or assets of the Company, or to compel Purchaser or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Purchaser;

            (b) the representations and warranties of each of the Shareholders in this Agreement shall be true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Shareholders shall have complied with all covenants and agreements and satisfied all conditions on such Shareholder's part to be performed or satisfied on or prior to the Closing Date;

            (c) Purchaser shall have received from Cantor Arkema, P.C., counsel for the Shareholders and the Company, a written opinion dated the Closing date and addressed to

Purchaser, in substantially the form attached as Exhibit B hereto;

            (d) the Company shall have no Indebtedness;

            (e) the Company shall be free of liabilities or have cash on hand, collectable accounts receivable, other receivables approved by the Purchaser, and salable inventory at cost in an amount at least equal to its liabilities;

            (f) each Shareholder shall have entered into a Non-Competition Agreement in the form attached hereto as Exhibit C, (collectively, the "Non-Competition Agreements"):

            (g) all corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance satisfactory to Purchaser and its counsel;

            (h) all consents, if any, from third parties, including from any Governmental Entity, landlord, Bank or other Person, necessary for the consummation of the transactions contemplated hereby shall have been obtained;

            (i) all officers and directors of the Company shall have resigned as such, effective as of the Closing;

            (j) no act, event or condition shall have occurred after the date hereof which Purchaser determines has had or could have had a Material Adverse Effect; and

            (k) the Shareholders shall have made the election under Section 10.2(a) to have $500,000 of the Base Purchase Price deposited in escrow or to provide the letter of credit described in Section 10.2(a).

      8.2 Conditions of the Shareholders. Notwithstanding any other provision of this Agreement, and except as set forth below, the obligations of the Shareholders to consummate the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

            (a) all conditions set forth in subsection (a) of Section 8.1 have been met; and

            (b) all representations and warranties of Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and Purchaser shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

            (c) the Purchaser and Charles Tracy shall have entered into a consulting agreement.

9.    TERMINATION, AMENDMENT AND WAIVER

      9.1 Termination. This Agreement may be terminated at any time prior to the Cl sing:

            (a) by mutual consent of the Purchaser and the Shareholders;

            (b) by Purchaser if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by any Shareholder under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 8.1 have not been met on the Closing Date, and, in each case, Purchaser is not then in material default of its obligations hereunder; or

            (c) by the Shareholders acting together if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Purchaser under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 8.2 have not been met on the Closing Date, and, in each case, no Shareholder is then in material default of his obligations hereunder.

      9.2   Effect of Termination.

            (a) In the case of any termination of this Agreement, the provisions of Sections 7.3 and 7.4 shall remain in full force and effect.

            (b) Upon termination of this Agreement as provided in Section 9.1(a), except as stated in subsection (a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

            (c) In the event of termination of this Agreement as provided in
Section 9.1(b) or (c) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other person under the terms of this Agreement or otherwise.

      9.3 Amendment. This Agreement may be amended at any time by a written instrument executed by Purchaser and the Shareholders. Any amendment effected pursuant to this Section 9.3 shall be binding upon all parties hereto.

      9.4 Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party or parties entitled to the benefits thereof. Any waiver effected pursuant to this Section 9.4 shall be binding upon all parties hereto. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement. The rights and remedies of each party under this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

10.   INDEMNIFICATION

      10.1 Survival of Representations and Warranties. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the second anniversary of the Closing Date; provided, however, that the representations and warranties contained in Section 4.12 shall not terminate until the expiration of any applicable statute of limitations; and provided, further, that representations and warranties contained in Article 3 shall not terminate but shall continue indefinitely.

      10.2 Indemnification.

            (a) The Shareholders, jointly and severally, covenant and agree to defend, indemnify and hold harmless Purchaser and the Company and each Person who controls Purchaser or the Company from and against any losses, liabilities, obligations, costs, expenses, damages or judgments of any kind or nature (including reasonable attorney and other professional fees) ("Damages") arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by any Shareholder in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of any Shareholder to perform or observe fully any covenant, agreement or provision to be performed or observed by such Shareholder pursuant to this Agreement or any other Agreements executed as part of this Agreement. To secure the full and punctual performance of the indemnification obligations of the Shareholders under this Section 10.2(a), the Shareholders shall either (i) provide an irrevocable standby letter of credit in the amount of $500,000 in form and substance reasonably satisfactory to Purchaser and issued by a first class U.S. bank reasonably acceptable to Purchaser or (ii) shall direct Purchaser to deposit $500,000 of the Base Purchase Price into an escrow account to be jointly established by the Shareholder and Purchaser. Except as expressly provided in
Section 10.1, the obligation to indemnify shall terminate on the second anniversary of the Closing Date. Any such letter of credit or escrow arrangement shall terminate upon the second anniversary of the Closing Date.

            (b) Purchaser covenants and agrees to defend, indemnify and hold harmless the Shareholders from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation or warranty made by Purchaser in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure by Purchaser to perform or observe any covenant, agreement or condition to be performed or observed by it pursuant to this Agreement; or (iii) the operation of the business of the Company after the Closing.

      10.3 Indemnification Non-Exclusive. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable or common-law remedy any party may have for breach of representation, warranty, covenant or agreement; provided, however, the time and dollar limitations as set forth in Section 10.1, 10.2 and 10.6 shall apply to any such remedies.

      10.4 Set-off. Notwithstanding any provision of this Agreement or of any other agreement, instrument or undertaking, it is understood and agreed that Purchaser shall have the right to set-off the amount of any indemnity under
Section 10.2 hereof to the extent any of the Shareholders shall be liable therefor against any sums of money at any time payable or deliverable to the Shareholders. The remedies provided in this Article shall be cumulative and shall not preclude the assertion by any party of any other rights or the seeking of any other remedies by it against any other party.

      10.5 Prompt Payment. In the event that any party is required to make any payment under this Section 10, such party shall promptly pay the Indemnified Party the amount so determined. If there should be any dispute as to the amount or manner of determination of any indemnity obligation owed under this Section 10, the Indemnitor shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a full and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnitor shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim. Notwithstanding any claims or disputed claims arising pursuant to this Agreement, Purchaser shall be obligated to continue to make any and all payments to the Shareholders pursuant to Section 2.2(b) hereof.

      10.6 Limitations on the Shareholders' Obligation to Indemnify. Notwithstanding anything set forth in this Section 10 to the contrary,

            (a) Except as provided in Section 4.10 above, neither Purchaser, the Company nor any other Person entitled to indemnification under Section 10.1 (a) shall have any right to indemnification thereunder unless and until the aggregate Damages indemnifiable by the Shareholders thereunder exceeds $25,000, following which such parties shall be entitled to recover their full amount of Damages.

            (b) The maximum aggregate amount of Damages that Purchaser, the Company or any Person entitled to indemnification under Section 10.2(a) shall be entitled to receive from the Shareholders shall not exceed the aggregate amount of the Base Purchase Price plus any Additional Purchase Price paid by Purchaser. To the extent that that Damages or any portion thereof are paid directly to an indemnitee or are reimbursable to the Shareholders under an insurance policy, the premiums of which were paid by the Company, such amounts of Damages shall not be counted against the limits on indemnification set forth in this Section 10.6(b).

11.   GENERAL PROVISIONS

      11.1 Notices. All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three (3) days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy, in each case to the parties at the following addresses:

                        (a)   If to the Purchaser, addressed to:

                              Virbac Corporation
                              3200 Meacham Boulevard
                              Fort Worth, TX 76137
                              Attn: Thomas L. Bell
                              Telecopy: 817-831-9906

                              With a Copy to:

                              Blank Rome, LLP
                              600 New Hampshire Ave., NW
                              Washington, DC 20037
                              Attn: Michael Joseph
                              Telecopy: 202-772-5960

                        (b) If to any Shareholder, to the address set forth below such Shareholder's name on Schedule "A" hereto:

                              With a Copy to:

                              Cantor Arkema, P.C.
                              The First National Bank Building
                              823 East Main Street
                              P.O. Box 561
                              Richmond, VA 23218
                              Attn: Grant S. Grayson
                              Telecopy: 804-225-8706

      11.2 Severability. If any term or provision of this Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

      11.3 Entire Agreement. This Agreement, including the annexes and schedules attached hereto and other documents referred to herein, contains the entire understanding of the parties hereto in respect of its subject matter and supersedes all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

      11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Purchaser and the Shareholders and their respective successors, heirs and assigns; provided, however, that no Shareholder shall directly or indirectly transfer or assign any of such Shareholder's respective rights hereunder in whole or in part without the prior written consent of Purchaser, and any such transfer or assignment without said consent shall be void, ab initio. Subject to the immediately preceding sentence, and except as set forth in Article 10, this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

      11.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

      11.6 Recitals, Schedules and Annexes. The recitals, schedules and annexes to this

Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

      11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

      11.8 Attorneys Fees. If any legal action or any other proceeding is brought for the enforcement of this Agreement or by reason of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or has caused this Agreement to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

                                       VIRBAC CORPORATION

                                       By: /s/ Thomas L. Bell
                                           -------------------------------------
                                           Thomas L. Bell
                                           President

                                       SHAREHOLDERS:

                                       /s/ Preston L. Parrish
                                       -----------------------------------------
                                       Preston L. Parrish

                                       /s/ Charles H. Tracy
                                       -----------------------------------------
                                       Charles H. Tracy

                                       /s/ Charles F. Betyeman
                                       -----------------------------------------
                                       Charles F. Betyeman

                                       DELMARVA LABORATORIES, INC.

                                       By: /s/ Preston L. Parrish
                                           -------------------------------------
                                           Preston L. Parrish
                                           President

                   LIST OF APPENDICES, EXHIBITS AND SCHEDULES

APPENDICES

Appendix 1  Description of Dental Equipment Line
Appendix 2  Sample Calculation of Possible Payment Under Section 2.2(b)(iii)

EXHIBITS

Exhibit A   List of Shareholders
Exhibit B   Opinion of Seller's Counsel
Exhibit C   Non-Competition Agreements

SCHEDULES

4.4         Financial Statements
4.8(a)      List of Patents and Trademarks
4.9         Insurance Policies
4.15        Permits
4.18(a)     Sales Orders
4.18(b)     Purchase Orders
4.18(c)     Sales Representatives
4.24        Warranties

                                   APPENDIX 1

                     I. DESCRIPTION OF DENTAL EQUIPMENT LINE

Delmarva's Dental Equipment line is intended for small animal use. It consists of three (3) pieces of equipment:

1. ULTRASONIC SCALER: Used for scaling teeth. It has automatic tuning and is 25K power for all scaling needs. This unit accepts feline urethral catheters and other specialty inserts.

2. MOTOR PACK: Used for polishing, drilling, cutting and rounding of teeth. Variable speeds of 3,000 to 22,000 RPMs allow a wide range of speed. Available with a foot switch and a sealed precision motor pack..

3. COMBO UNIT: This is the only Scaler/Motor Pack Combination Unit in the Veterinary field. It has all of the benefits of the individual Scalers and Motor Packs.

Approximately 21 accessory units are also available. They range from portable water supplies, prophy pastes, TFI inserts, periodontal inserts, feline urethral catheters to supplemental motor hand pieces.

The Exclusive Distribution Agreement between Delmarva Laboratories and South East Instruments Corp. has been terminated and it is transferred to Delmarva 2000 LTD, a Delaware Corp. operated by Charles F. Betyeman.

All U.S. Distributor customers will be notified August 4th or 5th about the change to Delmarva 2000 and the full Dental Line will be transferred to them on August 8, 2003.

                                   APPENDIX 2

             SAMPLE CALCULATION OF PAYMENT UNDER SECTION 2.1(b)(iii)

If Gross Profit does not exceed $1,000,000, no amount is payable. The maximum Gross Profit entitling the Shareholders to a payment is $1,500,000. The "maximum payment target" therefore is Gross Profit of $500,000 in excess of $1,000,000. Assume the highest Gross Profit during any 12 consecutive months in the three years following commercialization is $1,250,000.

Extent to which Gross Profit exceeds $1,000,000......................................    $250,000

Percentage of maximum payment target ($500,000) represented by $250,000..............          50%

50% of $500,000 maximum payment......................................................    $250,000

             SAMPLE CALCULATION OF PAYMENT UNDER SECTION 2.1(b)(iv)

If Gross Profit does not exceed $600,000, no amount is payable. The maximum Gross Profit entitling the Shareholders to a payment is $700,000. The "maximum payment target" therefore is Gross Profit of $100,000 in excess of $600,000. Assume the highest Gross Profit during any 12 consecutive months in the two years following commercialization is $610,000.

Extent to which Gross Profit exceeds $600,000........................................    $10,000

Percentage of maximum payment target ($100,000) represented by $10,000...............         10%

10% of $250,000 maximum payment......................................................    $25,000

                                    Exhibit A

                              List of Shareholders

   Shareholder                              Address                               Shares
------------------                  -------------------------                     ------
Preston L. Parrish                  6000 Old Gaines Mill Lane                       500
                                    Mechanicsville, VA 23111

Charles H. Tracy                    2200 Wadebridge Road                            500
                                    Midlothian, VA 22113

Charles F. Betyeman                 21 Shay Lane                                    500
                                    Milton, DE 19968

                                    Exhibit B

                          Opinion of Seller's Counsel

                           [CANTORARKEMA, P.C. LOGO]

The First National Bank Building                       Telephone (804) 644-1400
      823 East Main Street
          P.O. Box 561
        Richmond,Virginia
           23218-0561
      www.cantorarkema.com             August 15,2003


      Virbac Corporation
      3200 Meacham Boulevard
      Fort Worth, Texas 76137

      Gentlemen:

            We have acted as counsel for Delmarva Laboratories, Inc., a Virginia corporation (the "Company"), and Charles H. Tracy, Preston L. Parrish and Charles F. Betyeman (individually, a "Shareholder" and collectively, the "Shareholders"), in connection with a Stock Purchase Agreement dated August 15,2003 (the "Purchase Agreement"), by and among Virbac Corporation, a Delaware corporation, the Shareholders and the Company.

            In giving the opinions set forth below, we have examined originals or copies of all such ; agreements, certificates and other documents and records as we have deemed relevant and necessary under the circumstances as the basis for the opinions expressed herein. We have relied as to factual matters upon certificates or advice from appropriate officers of the Company.

            Capitalized terms used and not defined shall have the same meanings ascribed to such terms in the Purchase Agreement. As used herein, the term "Agreements" shall mean the Purchase Agreement, the Non-Competition Agreements and the Consulting Agreement.

            For purposes of rendering this opinion, we have assumed that the Agreements have been duly authorized, executed and delivered by you, and we have further assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies. As used herein, the phrase "to the best of our knowledge" shall be deemed to be the actual knowledge of the attorneys in this firm who have worked on matters for the Company and the Shareholders.

            Based upon the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.

      2. The Company has the requisite corporate power and all other necessary authority to enter into, execute and deliver the Purchase Agreement and to perform its obligations thereunder.

      Virbac Corporation
      August 15, 2003
      Page 2

      3. The execution and delivery of the Purchase Agreement by the Company has been duly authorized, and the Company and each Shareholder has duly and validly executed and delivered each of the Agreements to which it or he is a party.

      4. The Purchase Agreement and the other Agreements to which the Shareholders are party, assuming due execution and delivery by the other parties thereto, constitute valid and binding agreements enforceable in accordance with their respective terms against the Company and each Shareholder, in the case of the Purchase Agreement, and against each Shareholder party to the Agreement, in the case of the other Agreements, except as limited by bankruptcy, insolvency or other similar laws (regardless of whether enforcement is sought in a court of law or equity), and except that the remedy of specific performance may be limited by the equitable discretion of the court before which any proceeding may be brought; and except that we express no opinion regarding the enforceability on any non-competition, non-solicitation or similar provisions included in any of the Agreements.

      5. The execution and delivery by the Company and each Shareholder of the Purchase Agreement, the execution and delivery by the Shareholders of the other Agreements to which they are party, and the consummation of the transactions contemplated thereby will not
            (i) violate any provision of the articles of incorporation or by-laws of the Company, (ii) to the best of our knowledge, violate any statute, rule, regulation, order or decree of any public body or authority by which the Company or any Shareholder or any of their respective properties or assets are bound, or (iii) to the best of our knowledge, result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Company or any Shareholder is a party, or by which the Company or any Shareholder or any of their respective assets or properties are bound.

      6. To the best of our knowledge, all consents, authorizations and approvals required with respect to the consummation of the transactions contemplated by the Purchase Agreement have been lawfully and validly obtained.

      7. The Company's authorized capital stock consists of 5,000 shares of common stock, par value $1.00 per share. To the best of our knowledge, (i) 1,500 of such shares are issued and outstanding, (ii) the Shares have been validly issued and are fully paid and non-assessable, and (iii) there are outstanding no securities convertible into or exchangeable for capital stock of the Company and no subscriptions, rights, warrants, calls, commitments, options, or agreements to which the Company or any Shareholder is a party or by which any of them is bound that relate to the issuance or sale by any of them of any shares of the capital stock of the Company.

      8. To the best of our knowledge, (i) each Shareholder owns good and valid title to 500 shares of the common stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements or claims, and (ii) the certificates evidencing each respective

      Virbac Corporation
      August 15, 2003
      Page 3

            Shareholder's ownership of his portion of the Shares are in proper form for the enforcement of rights and limitation of rights pertaining to such Shares that are set forth in the articles of incorporation and bylaws of the Company. Any restrictions on transfer of the Shares contained in the articles of incorporation or bylaws of the Company have been either waived or complied with.

      9. Upon payment for, and delivery of, the Shares in accordance with the terms of the Agreement, Virbac will be the owner of the Shares. To the best of our knowledge, such ownership shall be free and clear of any adverse claim.

      10. Except as otherwise disclosed in the Purchase Agreement, there are no actions, suits, claims, investigations or proceedings, whether pending or, to the best of our knowledge, threatened, whether at law or in equity, or whether administrative or in mediation or arbitration, before any court or government agency that, if decided adversely to the Company or any Shareholder, would have a Material Adverse Effect on the financial condition, properties, existence, or business of the Company.

            We are licensed to practice law in the Commonwealth of Virginia and in connection therewith, with your permission, are expressing our opinion only with respect to the laws of the Commonwealth of Virginia. We have assumed, with your permission, however, that insofar as the substantive laws of any other state may be applicable to any matters opined on herein, such laws are the same as the substantive laws of the Commonwealth of Virginia opined on herein. This opinion is furnished solely for the use and benefit of Virbac Corporation. It is not to be relied upon by any other person or entity, used for any other purpose, or referred to in whole or in part in any statements or documents submitted to or filed with any public or private agency or entity.

                                        Sincerely,

                                        CANTOR ARKEMA, P.C.

                                    Exhibit C

                           Non-Competition Agreements

                            NON-COMPETITION AGREEMENT

      THIS NON-COMPETITION AGREEMENT (the "Agreement") is made this 15th day of August, 2003 by and among CHARLES H. TRACY, an individual residing at 2200 Wadebridge Road, Midlothian, Virginia 23113 ("Tracy"), PRESTON L. PARRISH, an individual residing at 6000 Old Gaines Mill Lane, Mechanicsville, Virginia 23111 ("Parrish"), Charles F. Betyeman, an individual residing at 21 Shay Lane, Milton, Delaware 19968 ("Betyeman") (Tracy, Parrish and Betyeman, each a "Stockholder" and each reference in this Agreement to "Stockholder" shall be a reference to each of Tracy, Parrish and Betyeman individually and severally, and each obligation of "Stockholder" hereunder shall be an obligation of each of them), and VIRBAC CORPORATION, a Delaware corporation ("Virbac").

                                   WITNESSETH

      WHEREAS, Virbac is acquiring all of the outstanding capital stock of Delmarva Laboratories, Inc., a Virginia Corporation ("Delmarva"), pursuant to that certain Stock Purchase Agreement dated the date hereof among Virbac, Delmarva, Tracy, Parrish and Betyeman (the "Stock Purchase Agreement"); and

      WHEREAS, Stockholder owns and is selling 33.33% of the outstanding capital stock of Delmarva to Virbac pursuant to the Stock Purchase Agreement; and

      WHEREAS, the Stock Purchase Agreement contemplates that Stockholder will enter into a non-competition agreement as a condition to Virbac's purchase of Stockholder's stock;

      NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, representations, warranties and agreements herein contained, Tracy, Parrish and Betyeman each hereby agrees with Virbac as follows:

      1. Covenants Not to Compete and Solicit. In partial consideration of the payments that Virbac will make to Stockholder under the Stock Purchase Agreement, and as an inducement to Virbac to consummate the transaction contemplated by the Stock Purchase Agreement, Stockholder hereby covenants and agrees that for a period of five years from the date of this Agreement (the "Covenant Term"), he will not:

            a. engage in or offer to engage in, directly or indirectly (as defined below), anywhere in the United States or Canada, any activity that is competitive with the business and operations of Delmarva or Virbac as they have been conducted in the past and as they shall be conducted during the Covenant Term; or

            b. interfere, influence, hinder, hamper or impede, or seek to interfere, influence, hinder, hamper or impede any existing or potential business relationship between Virbac and any person, entity, customer or client having a relationship with Delmarva or Virbac preceding or during the Covenant Term.

For purposes of this Agreement, to act "directly or indirectly" means to act personally or through an associate, affiliate, family member or otherwise, as proprietor, partner, shareholder, director, officer, employee, agent, consultant or in any other capacity or manner whatsoever.

      Notwithstanding anything set forth herein to the contrary, the parties hereby agree that it shall not be a violation of this Agreement for Betyeman, or an entity owned or controlled by Betyeman, to conduct a business using the dental equipment assets formerly owned by Delmarva.

      2. Confidentiality.

            a. Subject to Section 2(c) hereof, Stockholder hereby covenants and agrees that during the Covenant Term and thereafter he will not communicate or disclose, directly or indirectly, to any person or entity, or use for his own account or for the account of any other person or entity, any business operation plans or manuals, customer lists, marketing plans or proposals, financial data, technical information, proprietary rights, or any other knowledge or information whatsoever used in or concerning the business of Delmarva or Virbac, heretofore or hereafter acquired by Stockholder, whether or not developed, devised or otherwise created in whole or in part through his own efforts.

            b. Subject to Section 2(c) hereof, and subject to his respective obligations under applicable law, Stockholder shall keep all documents and information relating to the business or operations of Delmarva and Virbac confidential, and will not during the Covenant Term or thereafter disclose such documents or information to any third party.

            c. The confidentiality provisions set forth in this Section 2 will not apply to (i) information that is in the public domain other than as a result of a breach by Stockholder of this Agreement and (ii) information, the disclosure of which is mandated by any judicial, administrative or regulatory proceeding, or otherwise required by law or regulatory authority.

      3. Remedies. The parties recognize that, in the event of a breach by Stockholder of any of the provisions hereof, Virbac may suffer continuing and irreparable harm for which Virbac will have no adequate remedy at law. Accordingly, Stockholder hereby waives any and all right to assert any claim or defense that Virbac has an adequate remedy at law for any such breach. In recognition thereof, Stockholder hereby agrees that, in the event of any such breach, Virbac will be entitled to seek a decree of specific performance or any other appropriate remedy to enforce provisions of this Agreement without any requirement that a bond be posted. The parties further agree that this Section 3 shall not in any way limit remedies at law or in equity otherwise available to Virbac.

      4. Scope of Covenants; Judicial Modification. Stockholder acknowledges and agrees that the restrictive covenants contained in this Agreement are reasonable in terms of their geographic scope and temporal limitations. If, however, a court of competent jurisdiction determines that the geographic scope or temporal limitations of any of the restrictive covenants contained herein is not reasonably necessary to protect the legitimate business interests of Virbac, then such geographic scope, time duration or both will be deemed to become and thereafter will be the maximum time period or geographic area which such court deems reasonable and enforceable.

      5. Severability. If any provision of this Agreement is found to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability will not affect any other provision of this Agreement.

      6. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon Stockholder and Virbac, and their respective successors and permitted assigns.

      7. Notices. All notices, consents, approvals, requests, instructions and other communications required by or related to this Agreement shall be in writing and shall be delivered personally or shall be sent by registered or certified mail, return receipt requested, or by facsimile transmission, to the receiving party at the following address and communication numbers:

                If to Virbac:

                  Virbac Corporation
                  3200 Meacham Boulevard
                  Ft. Worth, Texas 76137
                  Fax No.: 817-831-8362

                If to Tracy:

                  Charles H. Tracy
                  2200 Wadebridge Road
                  Midlothian, VA 23113
                  Fax No.: [Pending Closing]

                If to Parrish:

                  Preston L. Parrish
                  6000 Old Gaines Mill Lane
                  Mechanicsville,VA 23111
                  Fax No.:

                If to Betyeman:

                  Charles F, Betyeman
                  21 Shay Lane
                  Milton, DE 19968
                  Fax No.:

Either party may change his or its address or communications numbers listed above by notifying the other party of such change in the manner prescribed by this Section 7.

      8. Entire Agreement. This Agreement contains the entire agreement and understanding of the parties relating to me matters contemplated herein, and merges and supersedes all prior discussions, agreements and understandings of any nature among them with respect thereto. This Agreement may not be changed or modified, except by an agreement in writing signed by all the parties.

      9. Waiver. The waiver of the breach of any term or condition of this Agreement will not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

      10. Governing Law. This Agreement will be governed and construed in accordance with the laws of the State of Delaware. Any action in connection with any dispute arising under this Agreement shall be brought exclusively in state or federal courts situated in the State of Texas that have personal and subject matter jurisdiction over the parties and the matters in dispute.

      11. Counterparts. This Agreement may be executed in any number of counterparts and any party may execute any such counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                                VIRBAC CORPORATION

                                                By: /s/ Thomas L. Bell
                                                   ---------------------------
                                                    Thomas L. Bell
                                                    President

                                       /s/ Charles H. Tracy
                                       -----------------------------
                                       CHARLES H. TRACY


                                       /s/ Preston L. Parrish
                                       -----------------------------
                                       PRESTON L. PARRISH


                                       /s/ Charles F. Betyeman
                                       -----------------------------
                                       CHARLES F. BETYEMAN

                                  SCHEDULE 4.4

                              FINANCIAL STATEMENTS

                                  SEE ATTACHED.

                            SCHUTRUMPF & KOREN, P.C.
                         CERTIFIED PUBLIC ACCOUNTANT'S

ROBERT J, SCHUTRUMPF, JR.    AMERICAN INSTITUTE OF CERTIFIED PUBLIC  ACCOUNTANTS
     THOMAS E. KOREN           VIRGINIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
     HELEN B. McMAHON
    A. LEE HLAVATY, JR.

                                                                    DEC:  , 2002

      DELMARVA LABORATORIES, INC.
      1500 HUGUENOT ROAD STE 106

      MIDLOTHIAN, VA 23113

      We have compiled the accompanying Balance Sheet of Delmarva Laboratories, Inc. as of December 31,2002, and the related Statement of Income for the period then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

      A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

      Management has elected to omit all the disclosures and the Statement of Cash Flows required by generally accepted accounting principles. If the omitted disclosures and Statement of Cash Flows were included in the financial statements, they might influence the user's conclusions about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

      Prior years' financial statements have been compiled by us and are presented for comparative purposes.

      /s/ Schutrumpf & Koren, P.C
      ---------------------------------
      Schutrumpf & Koren, P.C,
      Certified Public Accountants

      June 2, 2003

                2519 PROFESSIONAL ROAD, RICHMOND, VIRGINIA 23235
           PH. 804.323.4260 FAX 804.330.5754 E-MAIL INFO [ILLEGIBLE].COM

                           DELMARVA LABORATORIES, INC.
                                  BALANCE SHEET
                        AS OF DECEMBER 31, 2002 AND 2001

                                     ASSETS

                                       DEC. 31, 2002    DEC. 31, 2001
                                       -------------    -------------
CURRENT ASSETS
  PETTY CASH                           $        300     $         300
  CASH IN BANK - CHECKING                    74,157            78,498
  CASH - MMA - SUNTRUST                     281,306            78,129
  ACCOUNTS RECEIVABLE                       208,713           204,416
  INVENTORY - DENTAL EQUIP                   48,179            41,704
  INVENTORY - EUTHASOL                      150,295           124,003
  INVENTORY - PENTASOL POWDER                72,987           374,896
  PREPAID EXPENSE                            19,867            63,708
                                       ------------     -------------
    TOTAL CURRENT ASSETS               $    855,804     $     965,654
                                       ------------     -------------

PROPERTY AND EQUIPMENT
  FURNITURE AND EQUIPMENT              $     81,350     $      75,505
  FIXTURES                                   45,585            44,121
  ACCUMULATED DEPRECIATION                 (113,602)          (99,598)
                                       ------------     -------------
    NET PROPERTY AND EQUIPMENT         $     23,333     $      20,030
                                       ------------     -------------

OTHER ASSETS
  DEPOSIT                              $      1,450     $       1,450
                                       ------------     -------------
    TOTAL OTHER ASSETS                 $      1,450     $       1,450
                                       ------------     -------------

TOTAL ASSETS                           $    870,587     $     987,134
                                       ============     =============

                       See Accountants' Compilation Report

                           DELMARVA LABORATORIES, INC.
                                  BALANCE SHEET
                        AS OF DECEMBER 31, 2002 AND 2001

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                       DEC. 31, 2002    DEC. 31, 2001
                                       -------------    -------------
CURRENT LIABILITIES
  ACCOUNTS PAYABLE                     $     11,298     $   102,645
  ACCOUNTS PAYABLE - OTHER                  146,904         134,004
  INCOME TAXES PAYABLE                       10,705               0
  ACCRUED EXPENSES                           47,473          50,000
  LINE OF CREDIT - WACHOVIA                  50,000         150,000
  DEFERRED INCOME TAXES                           0             234
                                       ------------     -----------
   TOTAL CURRENT LIABILITIES           $    266,380     $   436,883
                                       ------------     -----------

     TOTAL LIABILITIES                 $    266,380     $   436,883
                                       ------------     -----------
STOCKHOLDERS' EQUITY
  COMMON STOCK                         $      2,000     $     2,000
  RETAINED EARNINGS                         548,251         511,097
  CURRENT EARNINGS (LOSS)                    53,956          37,154
                                       ------------     -----------
   TOTAL STOCKHOLDERS' EQUITY          $    604,207     $   550,251
                                       ------------     -----------

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                 $    870,587     $   987,134
                                       ============     ===========

                       See Accountants' Compilation Report

                           DELMARVA LABORATORIES, INC.
                                INCOME STATEMENT

                                   3 MONTHS                3 MONTHS                   12 MONTHS                12 MONTHS
                                    ENDED                    ENDED                      ENDED                    ENDED
                                DEC. 31, 2002    PCT     DEC. 31, 2001      PCT     DEC. 31, 2002     PCT    DEC. 31, 2001    PCT
                                -------------   ------   -------------    ------    -------------   ------   -------------   ------
INCOME
   SALES-TEVA                      $  65,563     11.83     $ 327,966       12.28     $ 1,485,354     39.36   $     898,003    34.21
   SALES-EUTHASOL                    351,136     63.34       193,333       10.82       1,775,423     47.05       1,255,902    47.84
   SALES-PENTASOL POWDER              23,400      4.22        12,437        1.98          56,949      1.51          24,519     0.93
   SALES-DENTAL EQUIPMENT            106,948     19.29        87,457        3.94         427,985     11.34         407,725    15.53
   SALES-EQUIP REPAIR                  7,048      1.27         8,202        1.31          33,758      0.89          41,893     1.60
   RETURNS AND ALLOWANCES                240      0.04             0        0.00          (6,032)    (0.16)              0     0.00
   REFUNDS AND ADJUSTMENTS                 0      0.00        (2,101)      (0.33)              0      0.00          (2,781)   (0.11)
                                   ---------    ------     ---------      ------     -----------    ------    ------------   ------
     TOTAL INCOME                  $ 554,335    100.00     $ 627,294      100.00     $ 3,773,435    100.00    $  2,625,291   100.00
                                   ---------    ------     ---------      ------     -----------    ------    ------------   ------

COST OF GOODS SOLD
   PURCHASES-DENTAL EQUIP          $ 101,739     18.35     $  61,078        9.74     $   288,784      7.65    $    260,030     9.90
   EQUIP REPAIRS COST                  3,524      0.64         4,102        0.65          16,878      0.45          20,947     0.80
   PURCHASES-PENTASOL POWDER          20,183      3.64        10,794        1.72          45,376      1.20          19,335     0.74
   PURCHASES-TEVA                     44,182      7.97       234,858       17.44       1,057,717     28.03         609,628    23.22
   EXCLUSIVE DISTRIBUTION FEE        (59,540)   (10.74)       (8,500)      (1.36)              0      0.00          50,000     1.90
   INVENTORY WRITE OFF               264,397     47.70             0        0.00         264,397      7.01               0     0.00
   PURCHASES-EUTHASOL                233,887     42.19       160,442       25.58       1,131,437     29.98         807,400    30.75
   2% DISCOUNT                        (2,280)    (0.41)       (3,465)      (0.55)        (22,860)    (0.61)        (10,140)   (0.39)
   FREIGHT                             5,555      1.00         6,046        0.96          27,257      0.72          20,462     0.78
                                   ---------    ------     ---------      ------     -----------    ------    ------------   ------
     TOTAL COST OF GOODS SOLD      $ 611,647    110.34     $ 465,355       74.18     $ 2,808,986     74.44    $  1,777,662    67.71
                                   ---------    ------     ---------      ------     -----------    ------    ------------   ------

       GROSS PROFIT                $ (57,312)   (10.34)    $ 161,938       25.82     $   964,449     25.56    $    847,629    32.29
                                   ---------    ------     ---------      ------     -----------    ------    ------------   ------

                       See Accountants' Compilation Report

                           DELMARVA LABORATORIES, INC.
                                INCOME STATEMENT

                                   3 MONTHS                3 MONTHS             12 MONTHS             12 MONTHS
                                    ENDED                   ENDED                 ENDED                 ENDED
                                DEC. 31, 2002     PCT   DEC. 31, 2001    PCT  DEC. 31, 2002   PCT   DEC. 31, 2001   PCT
                                -------------   ------  -------------  ------ ------------- ------- -------------  ------
OPERATING EXPENSES
   ACCOUNTING                     $    4,180      0.75    $    2,690    0.43   $    21,920     0.58    $   12,890    0.49
   ADVERTISING                         3,480      0.63            85    0.01         7,673     0.20            85    0.00
   PROMOTIONAL MATERIALS                  70      0.01             0    0.00         9,308     0.25        12,336    0.47
   AUTO ALLOWANCE                      6,900      1.24         9,179    1.46        29,100     0.77        34,379    1.31
   AUTO EXPENSE                          786      0.14             0    0.00           786     0.02             0    0.00
   BAD DEBT EXPENSE                        0      0.00         7,458    1.19             0     0.00         7,458    0.28
   BANK CHARGES                          450      0.08           537    0.09         1,567     0.04         2,405    0.09
   BOOKS AND PUBLICATIONS                354      0.06           820    0.13           803     0.02         1,778    0.07
   COMPUTER EXPENSES                   1,983      0.36        10,557    1.68         7,982     0.21        15,687    0.60
   CONSULTANTS                         2,730      0.49           750    0.12         4,700     0.12         3,930    0.15
   CONTRIBUTIONS                           0      0.00             0    0.00         1,050     0.03           170    0.01
   CONVENTIONS AND SEMINARS            1,942      0.35         1,879    0.30        14,511     0.38        16,231    0.62
   DEPRECIATION                        2,533      0.46        11,946    1.90        14,006     0.37        27,947    1.06
   DUES AND MEMBERSHIPS               11,600      2.09         1,250    0.20        25,750     0.68         5,125    0.20
   ENTERTAINMENT                         802      0.14           584    0.09         4,693     0.13         6,958    0.27
   EXHIBIT FEES                            0      0.00             0    0.00             0     0.00            55    0.00
   GIFTS                                 217      0.04           218    0.03           781     0.02           924    0.04
   INSURANCE - BUSINESS                6,013      1.08         6,769    1.08        25,639     0.68        26,172    1.00
   INSURANCE - DISABILITY              9,501      1.71         4,613    0.74         9,501     0.25         4,613    0.18
   INSURANCE - HOSPITALIZATION        14,079      2.54        16,127    2.57        49,983     1.32        57,028    2.17
   INSURANCE - LIFE                   (6,813)    (1.23)       (5,723)  (0.91)        1,099     0.03         2,862    0.11
   INSURANCE - KEY MAN                 2,199      0.40         5,723    0.91         2,199     0.06         5,723    0.22
   INTEREST                              697      0.13         2,360    0.38         5,816     0.15         6,622    0.25
   LEGAL                               8,223      1.48        13,961    2.23        20,146     0.53        14,111    0.54
   MEALS                                 611      0.11           744    0.12         2,240     0.06           758    0.03
   OFFICE EXPENSE                      1,639      0.30           913    0.15         8,110     0.21         9,396    0.36
   PATENT AND TRADEMARK EXP.               0      0.00           150    0.02         1,025     0.03           700    0.03
   PENALTIES                               0      0.00             0    0.00            11     0.00             0    0.00
   RETIREMENT PLAN EXPENSE           107,468     19.39       (46,803)  (7.46)      107,468     2.85             0    0.00
   PROFESSIONAL FEES                      50      0.01             0    0.00           210     0.01             0    0.00
   RENT                                4,104      0.74         4,000    0.64        16,416     0.44        15,907    0.61
   REPAIRS AND MAINTENANCE                 0      0.00           690    0.11             0     0.00         1,930    0.07
   TRAVEL & LODGING                    8,003      1.44         6,929    1.10        30,416     0.81        31,574    1.20
   RESEARCH AND DEVELOPMENT              136      0.02           136    0.02         5,243     0.14        19,068    0.73
   SALARIES                          136,075     24.55       125,010   19.93       438,626    11.62       437,062   16.65
   TAXES - BUSINESS                        3      0.00           377    0.06         3,059     0.08         4,343    0.17
   TAXES - PAYROLL                     8,532      1.54         7,844    1.25        32,527     0.86        32,550    1.24
   TELEPHONE                           1,578      0.28         3,253    0.52         8,514     0.23        12,904    0.49
   UTILITIES                             489      0.09           491    0.08         1,894     0.04         1,905    0.07
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----
      TOTAL OPERATING EXPENSES    $  340,614     61.45    $  195,517   31.17   $   914,772    24.24    $  833,586   31.75
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----

        OPERATING INCOME (LOSS)   $ (397,926)   (71.78)   $  (33,578)  (5.35)  $    49,677     1.32    $   14,043    0.53
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----

OTHER INCOME (LOSS)
   INTEREST INCOME                $    1,374      0.25    $      728    0.12   $     4,215     0.11    $   10,299    0.39
   MISCELLANEOUS INCOME                    0      0.00             0    0.00        18,825     0.50             0    0.00
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----
      TOTAL OTHER INCOME (LOSS)   $    1,374      0.25    $      728    0.12   $    23,040     0.61    $   10,299    0.39
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----

      INCOME BEFORE INCOME TAX    $ (396,552)   (71.54)   $  (32,850)  (5.24)  $    72,717     1.93    $   24,342    0.93
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----

INCOME TAXES
   INCOME TAX - FEDERAL           $ (138,817)   (25.04)   $  (23,128)  (3.69)  $    13,395     0.35    $   (9,491)  (0.36)
   INCOME TAX - STATE                (23,486)    (4.24)       (7,413)  (1.18)        5,600     0.15        (2,749)  (0.10)
   DEFERRED TAXES                       (234)    (0.04)         (572)  (0.09)         (234)   (0.01)         (572)  (0.02)
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----
      TOTAL INCOME TAXES          $ (162,537)    29.32    $  (31,113)   4.96   $    18,761    (0.50)   $  (12,812)   0.49
                                  ----------    ------    ----------   -----   -----------    -----    ----------   -----

        NET INCOME (LOSS)         $ (234,015)   (42.22)   $   (1,737)   0.28   $    53,956     1.43    $   37,154    1.42
                                  ==========    ======    ==========   =====   ===========    =====    ==========   =====

                      See Accountants' Compilation Report

                            SCHUTRUMPF & KOREN, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

ROBERT J. SCHUTRUMPF. JR.     AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
     THOMAS E KOREN          VIRGINIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
    HELEN S. McMAHON
  A LEE [ILLEGIBLE] JR.

                                                         June 30, 2003

      DELMARVA LABORATORIES, INC.
      1500 HUGUENOT ROAD STE 106

      MIDLOTHIAN, VA 23113

      We have compiled the accompanying Balance Sheet of Delmarva Laboratories, Inc. as of June 30, 2003, and the related Statement of Income for the period then ended, in accordance with Statements on Standards or Accounting and Review Services issued by the American Institute of Certified Public Accountants.

      A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

      Management has elected to omit all the disclosures and the Statement of Cash Flows required by generally accepted accounting principles. If the omitted disclosures and Statement of Cash Flows were included in the financial statements, they might influence the user's conclusions is about the Company's financial position, results of operations, and cash flows. Accordingly, these financial statements are not designed for those who are not informed about such matters.

      Prior years' financial statements have been compiled by us and are presented for comparative purposes.

      /s/ Schutrumpf & Koren, P.C.
      Schutrumpf & Koren, P.C.
      Certified Public Accountants

      July 25, 2003

                2519 PROFESSIONAL ROAD, RICHMOND, VIRGINIA 23235
              PH. 804.323.4260 FAX 804.330.5754 E-MAIL [ILLEGIBLE]

                          DELMARVA LABORATORIES, INC.
                                  BALANCE SHEET
                          AS OF JUNE 30, 2003 AND 2002

                                     ASSETS

                                        JUN. 30, 2003       JUN. 30, 2002
                                        -------------       -------------
CURRENT ASSETS
  PETTY CASH                             $       300         $       300
  CASH IN BANK - CHECKING                     18,710                  31
  CASH - MMA - SUNTRUST                      207,092             229,471
  ACCOUNTS RECEIVABLE                        427,669             814,262
  INVENTORY - DENTAL EQUIP                    63,334              54,553
  INVENTORY - EUTHASOL                       166,327             107,594
  INVENTORY - PENTASOL POWDER                347,603             362,976
  PREPAID EXPENSE                             59,784              20,105
                                         -----------         -----------
    TOTAL CURRENT ASSETS                 $ 1,290,819         $ 1,589,292
                                         -----------         -----------

PROPERTY AND EQUIPMENT
  FURNITURE AND EQUIPMENT                $    83,537         $    80,926
  FIXTURES                                    45,585              45,585
  ACCUMULATED DEPRECIATION                  (118,663)           (107,417)
                                         -----------         -----------
    NET PROPERTY AND EQUIPMENT           $    10,459         $    19,094
                                         -----------         -----------

OTHER ASSETS
  DEPOSIT                                $     1,450         $     1,450
                                         -----------         -----------
    TOTAL OTHER ASSETS                   $     1,450         $     1,450
                                         -----------         -----------

TOTAL ASSETS                             $ 1,302,728         $ 1,609,836
                                         ===========         ===========

                       See Accountants' Compilation Report

                          DELMARVA LABORATORIES, INC.
                                  BALANCE SHEET
                          AS OF JUNE 30, 2003 AND 2002

                       LIABILITIES AND STOCKHOLDERS' EQUITY

                                       JUN. 30, 2003        JUN. 30, 2002
                                       -------------        -------------
CURRENT LIABILITIES
 ACCOUNTS PAYABLE                      $   309,850           $    95,110
 ACCOUNTS PAYABLE - OTHER                        0               418,638
 INCOME TAXES PAYABLE                      147,559               174,850
 ACCRUED EXPENSES                                0                39,000
 LINE OF CREDIT - WACHOVIA                       0                50,000
 DEFERRED INCOME TAXES                           0                   234
                                       -----------           -----------
   TOTAL CURRENT LIABILITIES           $   457,409           $   777,632
                                       -----------           -----------

    TOTAL LIABILITIES                  $   457,409           $   777,832
                                       -----------           -----------

STOCKHOLDERS EQUITY
 COMMON STOCK                          $     2,000           $     2,000
 RETAINED EARNINGS                         602,207               548,251
 CURRENT EARNINGS (LOSS)                  (241,112)              281,953
                                       -----------           -----------
   TOTAL STOCKHOLDERS' EQUITY          $   845,319               832,204
                                       -----------           -----------
TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                  $ 1,302,728           $ 1,609,836
                                       ===========           ===========

                       See Accountants' Compilation Report

                          DELMARVA LABORATORIES, INC.
                                INCOME STATEMENT

                                         3 MONTHS            3 MONTHS               6 MONTHS             6 MONTHS
                                           ENDED               ENDED                 ENDED                 ENDED
                                         JUN. 30,             JUN. 30,              JUN. 30,              JUN. 30,
                                           2003      PCT       2002        PCT        2003      PCT         2002       PCT
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------
INCOME
 SALES-TEVA                              $       0    0.00  $   814,967    48.16   $   18,258    1.39   $ 1,239,721    48.48
 SALES-EUTHASOL                            584,694   82.45      756,377    44.70    1,062,662   80.80     1,067,114    41.73
 SALES - PENTASOL POWDER                    20,765    2.93       10,560     0.62       32,049    2.44        18,350     0.72
 SALES-DENTAL EQUIPMENT                     99,793   14.07      102,049     6.03      196,096   14,91       217,248     8.50
 SALES-EQUIP REPAIR                          4,143    O.58       11,922     0.70        7,824    0.59        20,560     0.80
 RETURNS AND ALLOWANCES                          0    0.00       (3,807)   (0.22)           0    0.00        (6,017)   (0.24)
 REFUNDS AND ADJUSTMENTS                      (260)  (0.04)           0     0.00       (1,689)  (0.13)            0     0.00
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------
   TOTAL INCOME                          $ 709,135  100.00  $ 1,692,068   100.00   $1,315,196  100.00   $ 2,556,976   100.00
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------
COST OF GOODS SOLD
 PURCHASES-DENTAL EQUIP                  $  58,221    8.21  $    59,026     3.49   $  114,505    8.71   $   126,972     4.97
 EQUIP REPAIRS COST                          2,072    0.29        5,981     0.35        3,827    0.29        10,280     0.40
 PURCHASES - PENTASOL POWDER                17,433    2.46        7,535     0.45       25,953    1.97        12,824     0.50
 PURCHASES-TEVA                                  0    0.00      578,262    34.17       12,976    0.99       889,020    34.77
 EXCLUSIVE DISTRIBUTION FEE                      0    0.00       19,500     1.15            0    0.00        39,000     1.53
 PURCHASES-EUTHASOL                        309,919   43.70      472,323    27.91      620,040   47.14       667,767    26.12
 2% DISCOUNT                                     0    0.00      (10,264)   (0.61)        (418)  (0.03)      (17,927)   (0.70)
 FREIGHT                                     4,708    0.66        8,127     0.48       12,726    0.97        15,958     0.62
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------
   TOTAL COST OF GOODS SOLD              $ 392,353   55.33  $ 1,140,470    67.40   $  789,609   60.04   $ 1,743,884    68.20
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------
    GROSS PROFIT                         $ 316,782   44.87  $   551,598    32.60   $  525,589   39.96   $   813,082    31.80
                                         ---------  ------  -----------   ------   ----------  ------   -----------   ------

                      See Accountants, Compilation Report

                          DELMARVA LABORATORIES, INC.
                                INCOME STATEMENT

                                         3 MONTHS              3 MONTHS            6 MONTHS             6 MONTHS
                                          ENDED                 ENDED                ENDED                ENDED
                                      JUN. 30, 2003    PCT  JUN. 30, 2002   PCT  JUN. 30, 2003  PCT   JUN. 30, 2002  PCT
                                      -------------  ------ -------------  ----- ------------- ------ ------------- -----
OPERATING EXPENSES
 ACCOUNTING                            $      4,775    0.67  $     3,425    0.20  $    10,905    0.63  $     9,505   0.37
 ADVERTISING                                 17,267    2.43        2,250    0.13       30,688    2.33        4,193   0.16
 PROMOTIONAL MATERIALS                        1,846    0.26        3,455    0.20        1,846    0.14        4,096   0.16
 AUTO ALLOWANCE                               6,000    0.85        6,900    0.41       12,000    0.91       15,300   0.60
 BAD DEBT EXPENSE                                94    0.01            0    0.00           94    0.01            0   0.00
 BANK CHARGES                                   472    0.07          493    0.03          941    0.07          823   0.03
 BOOKS AND PUBLICATIONS                         186    0.03            0    0.00        1,509    0.11          449   0.02
 COMPUTER EXPENSES                            1,051    0.15         (639)  (0.04)       1,504    0.11        3,480   0.14
 CONSULTANTS                                      0    0.00          520    0.03        1,200    0.09        1,870   0.07
 CONTRIBUTIONS                                  100    0.01        1,050    0.06          100    0.01        1,050   0.04
 CONVENTIONS AND SEMINARS                     3,125    0.44        4,206    0.25        5,639    0.43        9,009   0.35
 DEPRECIATION                                 3,165    0.45        4,758    0.28        5,061    0.38        7,821   0.31
 DUES AND MEMBERSHIPS                         2,670    0.38        1,375    0.08        5,220    0.40        2,900   0.11
 ENTERTAINMENT                                  416    0.06          927    0.05        2,621    0.20        2,433   0.10
 GIFTS                                          121    0.02          100    0.01          467    0.04          565   0.02
 INSURANCE - BUSINESS                         9,895    1.40        8,013    0.36       18,345    1.39       13,666   0.53
 INSURANCE - DISABILITY                       4,887    0.69            0    0.00        4,887    0.37            0   0.00
 INSURANCE - HOSPITALIZATION                      0    0.00       11,954    0.71       14,413    1.10       24,010   0.94
 INSURANCE - LIFE                            18,359    2.59        7,463    0.44       18,359    1.40        7,463   0.29
 INTEREST                                       430    0.06        2,276    0.13        1,086    0.08        4,432   0.17
 LEGAL                                       60,620    8.55        3,642    0.22       87,722    5.15        7,375   0.29
 MEALS                                          463    0.07          474    0.03          822    0.06        1,130   0.04
 OFFICE EXPENSE                               2,044    0.29        1,904    0.11        4,711    0.36        4,504   0.18
 PATENT AND TRADEMARK EXP.                        0    0.00            0    0.00          150    0.01          525   0.02
 PENALTIES                                        0    0.00           11    0.00            0    0.00           11   0.00
 RETIREMENT PLAN EXPENSE                    (15,308)  (2.16)           0    0.00            0    0.00            0   0.00
 RENT                                         4,266    0.60        4,104    0.24        8,586    0.65        8,208   0.32
 TRAVEL & LODGING                             4,541    0.64        6,582    0.39        9,387    0.71       13,469   0.53
 RESEARCH AND DEVELOPMENT                         0    0.00        5,000    0.30        1,100    0.08        5,000   0.20
 SALARIES                                   105,032   14.81       96,485    5.70      208,132   15.83      200,495   7.84
 TAXES - BUSINESS                             1,424    0.20        1,395    0.08        2,365    0.18        1,699   0.07
 TAXES - PAYROLL                              8,731    1.23        8,075    0.48       16,841    1.28       16,176   0.63
 TELEPHONE                                    2,041    0.29        1,800    0.11        4,514    0.34        4,344   0.17
 UTILITIES                                    1,508    0.21          362    0.02        2,100    0.16          771   0.03
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
   TOTAL OPERATING EXPENSES            $    250,218   35.28  $   186,360   11.01  $   463,315   35.23  $   376,722  14.73
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----

     OPERATING INCOME (LOSS)           $     66,584    9.38  $   385,238   21.59  $    62,274    4.73  $   438,380  17.07
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
OTHER INCOME (LOSS)
 INTEREST INCOME                       $      1,323    0.19  $       851    0.05  $     2,397    0.18  $     1,418   0.08
 MISCELLANEOUS INCOME                       324,000   45.69       18,825    1.11      324,000   24.64       18,825   0.74
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
   TOTAL OTHER INCOME (LOSS)           $    325,323   45.88  $    19,676    1.16      326,397   24.82  $    20,243   0.78
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
   INCOME BEFORE INCOME TAX            $    391,887   55.28  $   384,914   22.75      388,671   28.55  $   456,603  17.86
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
INCOME TAXES
 INCOME TAX - FEDERAL                  $    124,236   17.52  $   125,727    7.43  $   124,236    9.45  $   147,825   5.78
 INCOME TAX - STATE                          23,323    3.29       22,523    1.33       23,323    1.77       26,825   1.05
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----
   TOTAL INCOME TAXES                  $    147,559  (20.81) $   148,250   (8.78)     147,559  (11.22) $   174,650  (8.83)
                                       ------------  ------  -----------   -----  -----------  ------  -----------  -----

     NET INCOME (LOSS)                 $    244,328   34.45  $   236,664   13.99      241,112   18.33  $   281,853  11.03
                                       ============  ======  ===========   =====  ===========  ======  ===========  =====

                      See Accountants' Compilation Report

                                 SCHEDULE 4.8(a)

LIST OF PATENTS AND TRADEMARKS

Euthasol(R)
Clinsol(R)
Pentasol(R)
Biomox(R)

                                  SCHEDULE 4.9

LIST OF INSURANCE POLICIES

1. Guardian: Group Insurance Plan for Employees which includes Medical & Dental
             This plan will be discontinued August 15,2003.
             # 603510-Delmarva Laboratories

2. Massachusetts Mutual: Disability Insurance for Delmarva Corporate Officers
                         Policy expires 10/1/03 # 8029599-Betyeman,
                         # 8029611-Parrish, #8029609-Tracy

3. Great West Life: "Key Man" Life Insurance on Corporate Officers
                    Owner=Delmarva Labs... # 04991899-Parrish
                    #04992264-Betyeman...........# 04992263-Tracy
                    Will be terminated August 15, 2003.

4. Fireman's Insurance Co.: Business personal property and General
                            Liability-Midlothian location. # CPA0105106-10.

5. Fireman's Insurance Co.: Workers Compensation for staff at Huguenot location
                            # WCA0104952

6. General Starr Insurance Co.: General Product Liability coverage, # IYG355096E

7. Scottsdale Indemnity Ins. Co.: Commercial package policy for products at
                                  Delaware location. # CPI0000797

***** All business policies # 4 thru # 7 above, will be terminated 8/15/03

                                  SCHEDULE 4.15

PERMITS

-     Lease Agreement (office)

-     Chesterfield County Business License

-     Pharmacy Wholesale License - Delmarva, Delaware

-     Controlled Substance Registration Certificate - Federal *

-     Uniform Controlled Substances Registration Certificate - Delaware

-     Florida Out-of-State Prescription Drug Wholesaler Permit

-     Missouri Out of State Wholesale License

-     Texas Wholesale Distributor of Drugs License

-     Virginia Sales and Use Tax

-     State of Washington Business and Occupation Tax

FDA PRODUCT REGISTRATIONS

ANADA #200-071, Euthasol
ANADA #200-291, Clinsol
ANADA #200-316, Clintabs (Note: "Clintabs" may not be used as registered mark) NADA #65-492, Biomox Tablets (50 mg, 100 mg, 200 mg, 400 mg)
NADA #65-495, Biomox Veterinary for Oral Suspension

EXCEPTIONS TO "THE COMPANY -- IN COMPLIANCE -- WITH -- OTHER APPROVALS OF GOVERNMENTAL ENTITIES NECESSARY TO (I) MANUFACTURE -- ETC. -- ALL OF THE COMPANY'S PRODUCTS, -- ETC."

1. Those conditions stated in the FDA/CVM approval letter for Clintabs(R), ANADA #200-316, dated June 6, 2002 (i.e. Final printed labeling to be submitted, validation of the manufacturing process and FDA inspection and verification of same).

2. Those conditions stated in the FDA/CVM approval letter for Clinsol(R), ANADA #200-291, dated August 26, 2002 (i.e. Final printed labeling to be submitted, validation of the manufacturing process and FDA inspection and verification of same).

3. FDA/CVM approval of supplemental NADAs providing for a new manufacturing facility and approval of the required validation of the manufacturing process for the amoxicillin tablets (NADA #65-492) and powder for oral suspension (NADA #65-495).

*     Renewal pending, extension granted through August 17, 2003

                                SCHEDULE 4.18 (a)

SALES ORDERS

(1). The only outstanding sales order is with the City of San Bernardino, CA. It is for a remaining 204 Euthasol 100ml vials @ $24.38 per vial. This was a total bid for 216 vials.12 vials were ordered 6/11/2003 @ $27.39 per vial) This price difference is due to an order quantity of ONLY 12. We sold them at the 36 vial Distributor Price instead of the bid price, to which they agreed. We informed them the quantity of 12 was too small for the bid price.

(2). PENTASOL(R) Back orders as of 8/1/03 are shown on the attached sheet:

--------------------------------------------------------------------------------

PENTASOL PURCHASE ORDER#                                 86997432

DATE                             DEA#        EXP.                DIST CUST#
7/23/2003                        MM0019477 1/31/04               167-01-2
OFFICE USE ONLY: 1
SHIP TO:
Manatee County Animal Hospital
305 - 25th Street West
Palmetto                                                 FL      34221
Phone: (941) 742-5933
QUANTITY
ORDERED                          PID                     PRODUCTNAME
16                               59079-103-25            Pentasol Powder 98g

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PENTASOL PURCHASE ORDER#                                 87010792

DATE                             DEA#        EXP.                DIST CUST#
7/17/2003                                                        7086368586
OFFICE USE ONLY: 2
SHIP TO:
Animal Welfare League
Michalski, David Robert DVM
10305 SW Highway
Chicago Ridge                                            IL      60415
Phone: (708) 636-8586
Fax: (708) 636-9488
QUANTITY
ORDERED                          PID                     PRODUCTNAME
100                              59079-103-25            Pentasol Powder 98g

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

PENTASOL PURCHASE ORDER#                                 87883448

DATE                             DEA#        EXP.                DIST CUST#
6/23/2003                        MS0846622                       183-01-4
OFFICE USE ONLY: 3
SHIP TO:
Siloam Springs Animal Services
Joseph R. Forest
400 N. Broad Way / P.O. Box 80
Siloam Springs                                           AR      72761
Phone:   (479) 524-6535
QUANTITY
ORDERED                          PID                     PRODUCTNAME
6                                59079-103-25            Pentasol Powder 98g

--------------------------------------------------------------------------------

                                SCHEDULE 4.18(b)

OUTSTANDING MATERIAL PURCHASE ORDERS AND PURCHASE COMMITMENTS

Purchase Order #                        Description
----------------         -----------------------------------------
     EU-034              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = July 31, 2003)

     EU-035              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = September 10, 2003)

     EU-036              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = October 17, 2003)

     EU-037              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = November 24, 2003)

     EU-038              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = December 31, 2003)

     EU-039              Euthasol, 100 mL -- 10,000 vials @ $14.17
                         (ship date = February 6, 2004)

PURCHASE COMMITMENT

One lot (4,200 vials) or one reduced lot (1,500 vials) Pentasol Powder; ship date not determined.

                                SCHEDULE 4.18 (C)

SALES REPRESENTATIVES

The only sales representative currently employed by Delmarva Labs, Ms. Nancy Skoglund, resigned her sales position effective July 31, 2003.

                                  SCHEDULE 4.24

                                   WARRANTIES

      The only warranties given by Delmarva are either:

            (a) those given to Delmarva by the manufacturer and passed on to the customer; or

            (b) a representation that Delmarva's products are not adulterated or misbranded.

      The only warranty claim received by the Company in the last three years has been a single claim relating to the dental combination unit, which is being handled by the Company's insurance carrier and will not represent a Material Adverse Effect.